Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-75622, 33-78537, 333-83237, 333-108805 and 333-135145) and Form S-3 (No. 333-119723) of Albemarle Corporation of our report dated March 1, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

Richmond, Virginia
March 1, 2007

97